UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 25, 2010

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 25, 2010, SPX Corporation (the “Company”) issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

The press release incorporated by reference into this Item 2.02 contains disclosure regarding free cash flow from continuing operations.  Free cash flow from continuing operations is defined, for purposes of this press release, as operating cash flow from continuing operations less capital expenditures from continuing operations. The Company’s management believes that free cash flow from continuing operations is a useful financial measure for investors in evaluating the cash flow performance of multi-industrial companies, since it provides insight into the cash flow available to fund such things as equity repurchases, dividends, mandatory and discretionary debt reduction and acquisitions or other strategic investments. In addition, although the use of free cash flow from continuing operations is limited by the fact that the measure can exclude certain cash items that are within management’s discretion, free cash flow from continuing operations is a factor used by the Company’s management in internal evaluations of the overall performance of its business.  Free cash flow from continuing operations is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”), and should not be considered a substitute for cash flows from operating activities as determined in accordance with GAAP, should be used in combination with cash flows from operating activities as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure regarding organic revenue decline, which is defined, for purposes of this press release, as revenue decline excluding the effects of foreign currency fluctuations and acquisitions.  The Company’s management believes that this metric is a useful financial measure for investors in evaluating its operating performance for the periods presented because excluding the effect of currency fluctuations and acquisitions, when read in conjunction with the Company’s revenues, presents a useful tool to evaluate the Company’s ongoing operations and provides investors with a tool they can use to evaluate the Company’s management of assets held from period to period.  In addition, organic revenue decline is one of the factors the Company’s management uses in internal evaluations of the overall performance of its business. This metric, however, is not a measure of financial performance in accordance with GAAP and should not be considered a substitute for revenue decline as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure of adjusted net income per share from continuing operations, which is defined, for purposes of this press release, as diluted net income (loss) per share from continuing operations excluding impairment charges for goodwill and other intangible assets, and certain tax benefits the Company recorded in the fourth quarter in connection with a recapitalization of certain entities in Europe, for which the tax impact was not included in guidance given by the Company earlier in the year.  The Company’s management views the positive impact of the tax benefits as anomalous and the impairment charges not to be indicative of the Company’s ongoing operating performance.  In addition, we have adjusted fourth quarter 2009 diluted net income per share from continuing operations by $0.02 for the dilutive impact of outstanding stock awards.  Pursuant to the requirements of GAAP, we do not include the effect of outstanding stock awards in the dilutive share count when calculating earnings per share in a reporting period with a net loss, but do include the dilutive effect of these outstanding stock awards when calculating earnings per share in a reporting period with net income.  Because the adjusted earnings for the fourth quarter 2009 were positive, we are reporting the adjusted earnings per share from continuing operations number using the dilutive share count, which results in a $0.02 per-share adjustment.  The Company’s management believes adjusted net income per share from continuing operations, when read in conjunction with diluted net income per share from continuing operations, gives investors a useful tool to assess and understand the Company’s overall financial performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because it excludes items that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of core operations and growth of the Company.  Additionally, the Company’s management uses adjusted diluted net income per share from continuing operations as one measure of the Company’s performance.  The adjusted diluted net income per share from continuing operations measure does not provide investors with an accurate measure of the GAAP diluted net income per share and should not be considered a substitute for GAAP diluted net income per share from continuing operations, and may not be comparable to similarly titled measures reported by other companies.

Refer to the tables included in the press release for the components of the Company’s free cash flow from continuing operations, organic revenue decline, and adjusted net income per share from continuing operations, and for the reconciliations to their respective comparable GAAP measures.

The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued February 25, 2010, furnished solely pursuant to Item 2.02 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: February 25, 2010	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President, Treasurer and Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued February 25, 2010, furnished solely pursuant to Item 2.02 of Form 8-K.